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                                                                     Exhibit 8.1

                                 April 27, 1998



Applied Graphics Technologies, Inc.
450 West 33rd Street
New York, N.Y. 10001-2681

Ladies & Gentlemen:

                  You have requested our opinion regarding certain federal income tax consequences of the merger (the "Merger") of Devon Group, Inc., a Delaware corporation (the "Company"), with and into AGT Acquisition Corp., a Delaware corporation ("Acquisition") and a direct wholly-owned subsidiary of Applied Graphics Technologies, Inc., a Delaware corporation ("Parent").

                  In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger among Parent, Acquisition and the Company dated as of February 13, 1998 (the "Merger Agreement"), the Joint Proxy Statement and Prospectus (the "Joint Proxy Statement"), included in the Registration Statement on Form S-4, as filed by Parent with the Securities and Exchange Commission (the "Commission") on April 28, 1998, in which the Joint Proxy Statement is included as a prospectus (with all amendments thereto, the "Registration Statement"). (All capitalized terms not defined herein shall have the definitions assigned to them in the Merger Agreement.) In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Parent, Acquisition and the Company.

                  Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement, the Joint Proxy Statement and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement and the Registration Statement and (3) the accuracy of (i) the representations to be made by Parent and Acquisition, which are to be set forth in the Certificates to be delivered to us by Parent and Acquisition and dated as of the Closing Date and (ii) the representations to be made by the Company, which are set forth in the Certificate to be delivered to us by the Company and dated as the Closing Date.
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Applied Graphics Technologies, Inc.
April 27, 1998
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                  Based upon the facts and statements set forth above, our
examination and review of the documents referred to above and subject to the assumptions set forth herein, we are of the opinion that for federal income tax purposes:

                  1. The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. Each of Parent, Acquisition and the Company will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

                  3. No gain or loss will be recognized by Parent, Acquisition or the Company as a result of the Merger.

We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

                  Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Joint Proxy Statement, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Weil, Gotshal & Manges LLP